Exhibit (a)(1)(iii)

Letter of Transmittal
Regarding Shares in Lord Abbett Private Credit Fund
Tendered Pursuant to the Offer to Purchase
Dated August 1, 2025

The Offer and withdrawal rights will expire on August 29, 2025 and this Letter of Transmittal must be received in good order by the Company’s Transfer Agent, either by mail or overnight delivery, by 11:59 p.m.,
Eastern Time, on August 29, 2025, unless the Offer is extended

Complete this Letter of Transmittal and follow the instructions included herein

IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THIS LETTER OF TRANSMITTAL CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Lord Abbett Private Credit Fund, a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Delaware statutory trust (the “Company”), the common shares of beneficial interest in the Company, par value $0.01 per share (the “Shares”), or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 1, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase, and any amendments or supplements thereto, constitute the “Offer”). The Offer and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be received timely or in the appropriate form.

IMPORTANT: If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Shares and request that your broker, dealer, commercial bank, trust company or other nominee effect the tender for you.

The undersigned hereby sells to the Company the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares that are declared, paid or distributed in respect of a record date occurring on or after the date on which the Shares are accepted for repurchase by the Company (collectively, “Distributions”), that when such Shares are accepted for repurchase by the Company, the Company will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges, proxies and encumbrances, and that none of such Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Transfer Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of Shares tendered hereby and all Distributions.

The undersigned name(s) on this Letter of Transmittal must correspond exactly with the name(s) on the books and records of the Company maintained by State Street Bank and Trust Company, the Company’s transfer agent (the “Transfer Agent”). The undersigned recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the undersigned understands that the Shares not purchased, if any, will continue to be held by the undersigned and will not be tendered.

The undersigned understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. The undersigned acknowledges

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that, in accordance with the terms and subject to the conditions of the Offer, following the determination of the purchase price, cash payment of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, will be made on behalf of the Company by check, ACH or wire transfer to the account identified by the undersigned below or, if no instructions are indicated, to the account on record with the Transfer Agent for the payment of dividends. The undersigned understands that in no event will the undersigned receive any interest on the purchase price for the Shares tendered.

The undersigned understands that after acceptance of Shares by the Company in this Offer, the undersigned will retain, with respect to such repurchased Shares, all rights to inspect the books and records of the Company and to receive financial and other reports relating to the Company until the payment is made for such repurchased Shares. However, the undersigned will not be a shareholder of the Company, with respect to such repurchased Shares, and shall have no other rights (including, without limitation, any voting rights) under the Company’s declaration of trust, with respect to such repurchased Shares, from and after the date of acceptance of their Shares for repurchase by the Company.

If the undersigned is a participant in the Company’s dividend reinvestment plan (“DRIP”), the undersigned will continue to participate in the DRIP unless the Transfer Agent is otherwise notified by the undersigned in accordance with the terms of the DRIP. Notwithstanding the foregoing, if the undersigned tenders their Shares in full and all or any portion of such tender is accepted by the Company, the undersigned’s participation in the DRIP will be automatically terminated as of the applicable expiration date for the Offer, and any distributions due but not yet paid as of such date will be paid in cash on the scheduled distribution payment date.

No alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility (including time of receipt), including questions as to the proper completion or execution of any Letter of Transmittal or other required documents will be determined by the Company in its sole and absolute discretion (which may delegate power in whole or in part to the Transfer Agent) which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders (i) determined by it not to be received timely or in appropriate form or (ii) for which the acceptance of, or payment for, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the surrender of any Shares whether or not similar defects or irregularities are waived in the case of any other shareholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. The Company and the Transfer Agent shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Transfer Agent.

Backup Withholding. Under U.S. federal income tax laws, the Transfer Agent will be required to withhold a portion of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder or payee that is a United States person (for U.S. federal income tax purposes) who has not previously submitted to the Transfer Agent a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9, should provide the Transfer Agent with such shareholder’s or payee’s correct taxpayer identification number (“TIN”) by completing IRS Form W-9 with the required certifications being made under penalties of perjury. A copy of such form may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. If such shareholder is an individual, the TIN is such shareholder’s social security number. If the Transfer Agent is not provided with the correct TIN, the shareholder may be subject to penalties imposed by the IRS and payments that are made to such shareholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding. If backup withholding applies with respect to such non-exempt United States person, the Transfer Agent is required to withhold 24% of any payments of the purchase price made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS in a timely manner.

In order to avoid backup withholding, a foreign shareholder who has not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form should submit to the Transfer Agent a properly completed applicable IRS Form W-8 (IRS Form W-8BEN for foreign individuals; or IRS Form W-8BEN-E for foreign corporations; or other applicable IRS forms), including certification of such shareholder’s foreign status, signed under penalties of perjury. Copies of such forms may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov.

Certain shareholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements but should certify their exemption by completing IRS Form

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W-9 (for U.S. shareholders) or applicable IRS W-8 (for foreign shareholders) if they have not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form, or if their applicable IRS Form W-8 is no longer current. Failure to complete IRS Form W-9 (for U.S. shareholders) or the applicable IRS Form W-8 (for foreign shareholders) will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Transfer Agent to withhold a portion of the amount of any payments made of the purchase price pursuant to the Offer.

NOTE: FAILURE TO COMPLETE AND RETURN IRS FORM W-9 OR THE APPLICABLE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER IF THE TRANSFER AGENT DOES NOT HAVE A CORRECT, COMPLETED AND SIGNED VERSION OF THE APPROPRIATE IRS TAX FORM ON FILE.

What Number to Give the Transfer Agent

Each U.S. shareholder is generally required to give the Transfer Agent its social security number or employer identification number. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write “Applied For” in Section A, sign and date IRS Form W-9. Notwithstanding that “Applied For” is written in Section A, the Transfer Agent will withhold 24% of all payments of the purchase price to such shareholder until a TIN is provided to the Transfer Agent. Such amounts will be refunded to such tendering shareholder if a TIN is provided to the Transfer Agent within 60 days. Please consult your own accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Transfer Agent.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Method of delivery of this Letter of Transmittal is at the option and risk of the owner thereof. If delivering via regular mail or overnight delivery, please deliver this Letter of Transmittal in its entirety to the Transfer Agent:

Regular Mail: Lord Abbett Private Credit Advisor LLC c/o State Street Bank and Trust Company Attention: Transfer Agency 1776 Heritage Drive, Mailstop JAB0340 North Quincy, MA 02171	Express/Overnight Delivery: Lord Abbett Private Credit Advisor LLC c/o State Street Bank and Trust Company Attention: Transfer Agency 1776 Heritage Drive, Mailstop JAB0340 North Quincy, MA 02171

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER DOCUMENTS RELATED TO THE OFFER TO PURCHASE, YOU SHOULD CONTACT THE COMPANY TOLL-FREE AT 877-548-6353.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF THIS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE TRANSFER AGENT HAS ACTUALLY RECEIVED THE LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Questions and requests for assistance regarding the Offer may be directed to the Company at 877-548-6353.

Confirmation of receipt of this Letter of Transmittal may be directed to the Company by phone at 877-548-6353 or by mail at the following addresses:

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•	Regular Mail: Lord Abbett Private Credit Advisor LLC, c/o State Street Bank and Trust Company, Attention: Transfer Agency, 1776 Heritage Drive, Mailstop JAB0340, North Quincy, MA 02171.
•	Overnight Delivery: Lord Abbett Private Credit Advisor LLC, c/o State Street Bank and Trust Company, Attention: Transfer Agency, 1776 Heritage Drive, Mailstop JAB0340, North Quincy, MA 02171.

The Company strongly recommends that you confirm receipt of your Letter of Transmittal by calling 877-548-6353, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 6:00 p.m. (Eastern Time).

You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

[Remainder of Page Intentionally Left Blank]

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Lord Abbett Private Credit Fund

TENDER AUTHORIZATION FORM

VALUATION DATE: September 30, 2025

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), August 29, 2025

If You Invest In The Company Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Company’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE SEND COMPLETED FORMS TO State Street Bank and Trust Company PURSUANT TO THE INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL.

A. SHAREHOLDER(S) INFORMATION

Beneficial Owner(s) Information

Registration Information	Primary Holder Name Social Security or Tax ID No. Telephone No. Secondary Holder Name Social Security or Tax ID No. Telephone No.

Company Account No. (if known)	BIN:

Registered Holder Information (if different than above; print name exactly as it appears on the books and records of the Company maintained by State Street Bank and Trust Company, the Company’s transfer agent)*

* For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Letter of Transmittal in the “Registered Holder Signature” block in Section D.

Name of Registered Holder
(e.g., custodian if shares are registered in the name of a custodian)

Address
	(street)	(city/state)	(zip)

Telephone No.

This Lord Abbett Private Credit Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 1, 2025.

B. NUMBER OF SHARES BEING TENDERED (select one option)

☐	All Shares owned as of the Expiration Date

☐	Partial tender of __________ Shares*

*Provide a number of Shares, not a dollar amount. If the requested partial repurchase would put the account balance below the required minimum balance of at least $2,500, the Company may increase the amount to be repurchased to equal all your Shares in the Company.

C. REMITTANCE INFORMATION (select one option, if applicable)

If no option is selected, (i) all proceeds from tenders processed for custodial accounts will be remitted to the custodian and (ii) and all proceeds from tenders processed for non-custodial accounts will be remitted to the address of record for the owner(s).

All proceeds from tenders processed for custodial accounts will be remitted to the shareholder’s brokerage account regardless of the option selected below.

☐	Remit payment in the name of the owner(s) by check to the address of the owner(s) or custodian of record, as applicable, on record with the Company.

☐	Remit payment in the name of the owner(s) directly to the bank account on record. If no such bank account information is on record with the Company, payment will be remitted in the name of the owner(s) to the address of record for the owner(s).

☐	Remit payment in the name of the following account holder and to the following bank account via ACH (signature guarantee required in Section D). If no signature guarantee is provided in Section D, payment will be remitted in the name of the owner(s) to the address of record for the owner(s).

Bank Name
Bank Routing No.
Bank Account No.
Bank Account Holder Name

This Lord Abbett Private Credit Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 1, 2025.

D. SIGNATURE (all registered holders must sign)

The undersigned authorizes and instructs the Company to make a cash payment (payable by check, ACH or wire transfer) of the purchase price for Shares accepted for purchase by the Company, without interest thereon and less any applicable withholding taxes, to which the undersigned is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Letter of Transmittal, the undersigned hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated in Section B “Number of Shares Being Tendered” above.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner	Signature – Beneficial Owner

Date	Date

Custodian authorization (Required for custodial accounts)

Signature Guarantee:*

The undersigned hereby guarantees the signature of the registered holder, or, if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.

Institution Issuing Guarantee:

Name
Address
(street)

(city/state) (zip)
Authorized Signature:

Name

Title	Date

This Lord Abbett Private Credit Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 1, 2025.

*Signature Guarantee to be completed only if required by Section C “Remittance Information.”